***FRANCISCO V. AGUILAR***
*Secretary of State*

***GABRIEL DI CHIARA***
*Chief Deputy*

**STATE OF NEVADA**

**OFFICE OF THE**
**SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

## Business Entity - Filing Acknowledgement

05/08/2023

| | |
|---|---|
| **Work Order Item Number:** | W2023050801620-2895164 |
| **Filing Number:** | 20233184259 |
| **Filing Type:** | Certificate Pursuant to NRS 78.209 |
| **Filing Date/Time:** | 5/8/2023 1:16:00 PM |
| **Filing Page(s):** | 1 |

**Indexed Entity Information:**

**Entity ID:** E0792182007-8

**Entity Name:** TONIX PHARMACEUTICALS HOLDING CORP.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent

REGISTERED AGENT INC

769 BASQUE WAY SUITE 300, Carson City, NV 89706, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

***FRANCISCO V. AGUILAR***
*Secretary of State*

***GABRIEL DI CHIARA***
*Chief Deputy*

**STATE OF NEVADA**

**OFFICE OF THE**
**SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

# Certified Copy

5/8/2023 4:12:12 PM

**Work Order Number:** W2023050801620
**Reference Number:** 20233184294
**Through Date:** 5/8/2023 4:12:12 PM
**Corporate Name:** TONIX PHARMACEUTICALS HOLDING CORP.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number | Description | Number of Pages |
| --- | --- | --- |
| 20233184259 | Certificate Pursuant to NRS 78.209 | 1 |

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Becky Skretta
Certificate Number: B202305083637677
You may verify this certificate
online at http://www.nvsos.gov

| Filed in the Office of | Business Number E0792182007-8 |
|---|---|
| *F V Aguilar* (signature) | Filing Number 20233184259 |
| Secretary of State State Of Nevada | Filed On 5/8/2023 1:16:00 PM |
| | Number of Pages 1 |

**FRANCISCO V. AGUILAR**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Change Pursuant to NRS 78.209

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**INSTRUCTIONS:**

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

| | |
|---|---|
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State: Tonix Pharmaceuticals Holding Corp.<br>Entity or Nevada Business Identification Number (NVID): E0792182007-8 |
| **2. Current Authorized Shares:** | The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:<br>1,000,000,000 shares of common stock, par value $0.001 per share<br>5,000,000 shares of preferred stock, par value $0.001 per share |
| **3. Authorized Shares After Change:** | The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:<br>160,000,000 shares of common stock, par value $0.001 per share<br>5,000,000 shares of preferred stock, par value $0.001 per share |
| **4. Issuance:** | The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:<br>One common share will be issued to record holders after the change for every 6.25 common shares outstanding immediately prior to the change. |
| **5. Provisions:** | The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:<br>Any fractional common share that would otherwise result from the change will be rounded up to the nearest whole common share. |
| **6. Provisions:** | The required approval of the stockholders has been obtained. |
| **7. Effective date and time:** (Optional) | Date: 05/10/2023 Time: 12:01 a.m. Eastern<br>(must not be later than 90 days after the certificate is filed) |
| **8. Signature:** (Required) | X *Seth Lederman* (Signature of Officer) — CEO (Title) — May 2, 2023 (Date) |

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.